                                                                      EXHIBIT 11
                                                                      ----------

                       THE LIMITED, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS

                      (Thousands except per share amounts)

                                                                                 Quarter Ended
                                                                       -------------------------------
                                                                         February 2,      February 3,
                                                                             2002             2001
                                                                       --------------   --------------
Net income                                                                  $326,529         $238,151
Less: impact of IBI dilutive options and restricted
      stock on consolidated income*                                           (1,243)          (1,958)
                                                                       --------------   --------------

Adjusted net income                                                         $325,286         $236,193
                                                                       ==============   ==============

Common shares outstanding:
      Weighted average basic shares                                          428,859          425,739
      Dilutive effect of stock options and restricted stock                    6,430           13,548
                                                                       --------------   --------------
      Weighted average used to calculate
          net income per diluted share                                       435,289          439,287
                                                                       ==============   ==============

Net income per diluted share                                                   $0.75            $0.54
                                                                       ==============   ==============

                                                                                   Year Ended
                                                                       -------------------------------
                                                                         February 2,      February 3,
                                                                             2002             2001
                                                                       --------------   --------------
Net income                                                                  $518,921         $427,905
Less: impact of IBI dilutive options and restricted
      stock on consolidated income*                                           (1,451)          (4,371)
                                                                       --------------   --------------

Adjusted net income                                                         $517,470         $423,534
                                                                       ==============   ==============

Common shares outstanding:
      Weighted average basic shares                                          427,844          427,604
      Dilutive effect of stock options and restricted stock                    7,057           15,444
                                                                       --------------   --------------
      Weighted average used to calculate
          net income per diluted share                                       434,901          443,048
                                                                       --------------   --------------

Net income per diluted share                                                   $1.19            $0.96
                                                                       ==============   ==============

*Represents the impact of dilutive options and restricted stock at Intimate Brands as a reduction to income.